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                                                                     EXHIBIT 5.2


               [Letterhead of Morris, Nichols, Arsht & Tunnell]



                               December 23, 1998


The Applied Power Trusts
(as defined below)
c/o Applied Power Inc.
13000 West Silver Spring Drive
Butler, Wisconsin  53007-1093

     Re:  The Applied Power Trusts
          ------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Applied Power Capital Trust I, a Delaware statutory business trust ("AP Trust I"), and Applied Power Capital Trust II, a Delaware statutory business trust ("AP Trust II" and, collectively with AP Trust I, the "Applied Power Trusts"), in connection with certain matters of Delaware law relating to the formation of the Applied Power Trusts and the proposed issuance of Preferred Securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission by Applied Power Inc., a Wisconsin corporation (the "Company"), on March 6, 1998, as amended by Pre-Effective Amendment No. 1 thereto to be filed on or about the date hereof (as amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Trust Agreement of the Applied Power Trusts to be attached as an exhibit to the Registration Statement (the "Form Governing Instrument").

          In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of AP Trust I as filed in the Office of the
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December 23, 1998
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Secretary of State of the State of Delaware (the "State Office") on December 23,
1998 (the "AP Trust I Certificate"); the Trust Agreement of AP Trust I dated as of December 23, 1998 (the "AP Trust I Original Governing Instrument"); the Certificate of Trust of AP Trust II as filed in the State Office on December 23, 1998 (collectively with the AP Trust I Certificate, the "Certificates"); the Trust Agreement of AP Trust II dated as of December 23, 1998 (collectively with the AP Trust I Original Governing Instrument, the "Original Governing Instruments"); the Form Governing Instrument; the form of Indenture to be entered into between the Company and The First National Bank of Chicago, as trustee (the "Indenture"); the form of Guarantee Agreement to be entered into between the Company and The First National Bank of Chicago, as trustee, with respect to each Applied Power Trust (each, a "Guarantee"); the Registration Statement; and a certification of good standing of each Applied Power Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;
(ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above referenced documents with respect to each Applied Power Trust; (iii) that the Company, The First National Bank of Chicago, First Chicago Delaware Inc. and the appropriate Administrative Trustees will duly authorize, execute and deliver an amended and restated trust agreement in the form of the Form Governing Instrument (each, a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of each Applied Power Trust and the issuance by each Applied Power Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities of such Applied Power Trust; (iv) that the Preferred Securities of each Applied Power Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and the applicable Guarantee relating to each such Applied Power
Trust and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all Preferred Securities by each Applied Power Trust, that would cause a dissolution or liquidation of any Applied Power Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each Applied Power Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq.
                                                    ---- --             -- ----
(the "Delaware Act"); (vii) that prior to the first issuance of Preferred Securities by each Applied Power Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each Applied Power Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such Applied Power Trust and as described in the Prospectus; and (viii) that the documents examined
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by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Preferred Securities by each Applied Power Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Preferred Securities offered by any Applied Power Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. Each of the Applied Power Trusts is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

          2. The Preferred Securities of each Applied Power Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of such Applied Power Trust.

          3. Under the Delaware Act and the terms of the applicable Governing Instrument, the Preferred Securityholders of each Applied Power Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Securityholder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that, pursuant to the applicable Governing Instrument, Preferred Securityholders of each Applied Power Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "CERTAIN LEGAL MATTERS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with
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the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                Very truly yours,

                                MORRIS, NICHOLS, ARSHT & TUNNELL


                                /s/ Morris, Nichols, Arsht & Tunnell